UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2008
                              ---------------------

                     Iowa Telecommunications Services, Inc.
             (Exact name of registrant as specified in its charter)

          Iowa                   001-32354                42-1490040
     (State or Other            (Commission            (I.R.S. Employer
      Jurisdiction              File Number)          Identification No.)
    of Incorporation)

     403 W. Fourth Street North                          50208
            Newton, Iowa                               (Zip Code)
        (Address of Principal
         Executive Offices)

             Registrant's telephone number, including area code: (641) 787-2000

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    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations


Item 1.01 - Entry into a Material Definitive Agreement.


      On July 14, 2008, the Company entered into Amendment No. 2 to its credit agreement, dated as of November 23, 2004 (as amended from time to time, the "Credit Agreement"), among the Company, the lenders party thereto and Rural Telephone Finance Cooperative, as administrative agent. Amendment No. 2 to the Credit Agreement (1) gives the Company greater flexibility to acquire companies which have non-wholly owned subsidiaries, by, among other things, not requiring acquired non-wholly owned subsidiaries to guarantee the loans under the Credit Agreement, (2) permits the Company to assume or acquire up to $20 million of existing indebtedness of acquired entities and (3) modifies the Company's excess cash flow prepayment obligations with respect to uses of the revolving credit facility for permitted acquisitions.


      A copy of Amendment No. 2 to the Credit Agreement is attached as Exhibit
99.1 to this report and is incorporated herein by reference.


Section 9 - Financial Statements and Exhibits


Item 9.01 - Financial Statements and Exhibits.


99.1 Amendment No. 2 to the Credit Agreement, dated as of July 14, 2008, among the Company, the lenders party thereto and Rural Telephone Finance Cooperative as administrative agent.


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


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 15, 2008             Iowa Telecommunications Services, Inc.

                                 By:  /s/ Craig A. Knock
                                      ---------------------------------------
                                      Craig A. Knock
                                      Vice President, Chief Financial Officer
                                      and Treasurer


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